                                                                   EXHIBIT 99(a)

                                    FORM OF

                           STOCK PURCHASE AGREEMENT

David C. Collins
Eric R. Garen
The Collins Family Foundation
 The Collins Charitable Remainder Unitrust #97-1
The Garen Family Foundation
c/o Learning Tree International, Inc.
 6053 West Century Boulevard
Los Angeles, California 90045-0028

The undersigned (the "Investor"), hereby confirms its agreement with you as follows:

This Stock Purchase Agreement (the "Agreement") is made as of the date set forth below among Learning Tree International, Inc., a Delaware corporation (the "Company"), David C. Collins, Eric R. Garen, The Collins Family Foundation, The Collins Charitable Remainder Unitrust #97-1 and The Garen Family Foundation (Mr. Collins, Mr. Garen and The Collins Family Foundation, The Collins Charitable Remainder Unitrust #97-1 and The Garen Family Foundation, collectively, the "Sellers"), and the Investor.

Mr. Collins, Mr. Garen, The Collins Family Foundation; The Collins Charitable Remainder Unitrust #97-1 and The Garen Family Foundation desire to sell up to 1,470,000, 25,000, 5,000, 1,400,000 and 100,000 shares, respectively,
(collectively, the "Shares") of common stock of the Company, $.0001 par value per share (the "Common Stock") in a private placement (the "Offering").

The Sellers and the Investor agree that the Investor will purchase from the Sellers and the Sellers collectively will sell to the Investor, on a pro rata basis based on the maximum number of Shares proposed to be sold by each Seller, ____________ Shares at a purchase price of Forty Seven Dollars ($47) per Share, or an aggregate purchase price of $____________________, pursuant to the Terms and Conditions for Purchase of Shares attached hereto as Annex I and incorporated herein by this reference as if fully set forth herein. Unless otherwise requested by the Investor in Exhibit A, certificates representing the Shares purchased by the Investor will be registered in the Investor's name and address as set forth below.

The Investor represents that, except as set forth below, (a) it has had no position, office or other material relationship within the past three years with the Company or its affiliates, (b) neither it, nor any group of which it is a member or to which it is related, beneficially owns (including the right to acquire or vote) any securities of the Company and (c) it has no direct or indirect affiliation or association with any NASD member. Exceptions:

________________________________________________________________________________
   (If no exceptions, write "none." If left blank, response will be deemed to be "none.")

The Company hereby acknowledges that it has received good, valuable and sufficient consideration in connection with its execution of this Agreement and the performance of its obligations hereunder.

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Please confirm that the foregoing correctly sets forth the agreement between us by signing in the space provided below for that purpose.

                                                           Dated as of:  September __, 2000
                                                           _____________________________________________________
                                                           "INVESTOR"

                                                           By:__________________________________________________
                                                           Print Name:__________________________________________
                                                           Title:_______________________________________________
                                                           Address:_____________________________________________

AGREED AND ACCEPTED:
LEARNING TREE INTERNATIONAL, INC.

By:________________________________________________
Title:_____________________________________________

___________________________________________________                ________________________________________
David C. Collins                                           Eric R. Garen


 The Collins Family Foundation                                 The Garen Family Foundation

 By____________________________________________                By_______________________________________________
        David C. Collins, Secretary                                   Eric R. Garen, Trustee

 By____________________________________________                By_______________________________________________
        Mary C. Collins, President                                    Nancy Garen, Trustee

 The Collins Charitable Remainder Unitrust #97-1

 By____________________________________________
        David C. Collins, Trustee

 By____________________________________________
        Mary C Collins, Trustee

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                                    Annex I

                  Terms and Conditions for Purchase of Shares

     1.     Agreement to Sell and Purchase the Shares; Subscription Date.

          1.1 Purchase and Sale. At the Closing (as defined in Section 2), the Sellers will collectively sell to the Investor, and the Investor will purchase from the Sellers, on a pro rata basis based on the maximum number of Shares proposed to be sold in the Offering by each Seller, upon the terms and conditions hereinafter set forth, the number of Shares set forth on the signature page to which these Terms and Conditions for Purchase of Shares are attached as Annex I (the "Signature Page") at the purchase price set forth on such Signature Page.

          1.2 Other Investors. As part of the Offering, the Sellers and the Company propose to enter into this same form of Stock Purchase Agreement (including the same price per share) with certain other investors (the "Other Investors"), and the Sellers expect to complete sales of Shares to them. (The Investor and the Other Investors are hereinafter sometimes collectively referred to as the "Investors," and this Agreement and the Stock Purchase Agreements executed by the Other Investors are hereinafter sometimes collectively referred to as the "Agreements.") The Sellers will accept executed Agreements from Investors for the purchase of Shares commencing upon the date on which the Sellers provide the Investors with the proposed purchase price per Share and concluding upon the date (the "Subscription Date") on which the Sellers have (i) executed Agreements with the Investors for the purchase of at least 2,500,000 Shares and (ii) notified U.S. Bancorp Piper Jaffray Inc. (in its capacity as Placement Agent for the Shares, the "Placement Agent") in writing that they are no longer accepting Agreements for the purchase of shares in the Offering.

          1.3 Placement Agent Fee. Investor acknowledges that the Sellers intend to pay the Placement Agent a fee in respect of the sale of Shares to the Investor. The Investor`s obligations under this Agreement are conditioned upon the payment by the Sellers of such fee to the Placement Agent.

     2. Delivery of the Shares at Closing. The completion of the purchase and sale of the Shares (the "Closing") shall occur not later than September 29, 2000 at a place and time (the "Closing Date") to be specified by the Sellers and the Placement Agent, and of which the Investors will be notified in advance by the Placement Agent. At the Closing, the Sellers shall deliver to the Investor one or more stock certificates representing the number of Shares set forth on the signature page hereto, each such certificate to be registered in the name of the Investor or, if so indicated on the Stock Certificate Questionnaire attached hereto as Exhibit A, in the name of a nominee designated by the Investor.

     The Sellers' obligation to sell the Shares to the Investor shall be subject to the following conditions, any one or more of which may be waived by the
Sellers: (a) receipt by the Sellers of the purchase price for the Shares being purchased hereunder as set forth on the Signature Page hereto; (b) completion of purchases and sales under the Agreements with the Other Investors; and (c) the accuracy of the representations and warranties made by the Investors and the fulfillment of those undertakings of the Investors to be fulfilled prior to the Closing.

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     The Investor's obligation to purchase the Shares shall be subject to the following conditions, any one or more of which may be waived by the Investor:

     (a) Investors shall have executed Agreements for the purchase of at least 2,500,000 Shares;

     (b) the Closing of the purchase and sale of the Shares shall occur on or before September 29, 2000;

     (c) the representations and warranties made by the Company in this Agreement shall be accurate in all material respects and the undertakings of the Company shall have been fulfilled in all material respects on or before the Closing; and

     Subject to clauses (a) through (c) above, the Investor's obligations are expressly not conditioned on the purchase by any or all of the other Investors of the Shares that they have agreed to purchase from the Company.

     3. Representations, Warranties and Covenants of the Sellers and the Company. Except as otherwise described in the Company's Annual Report on Form 10-K for the year ended September 30, 1999, the Company's Proxy Statement for its 2000 Annual Meeting of Stockholders, or the Company's Quarterly Reports on Form 10-Q for the quarters ended December 31, 1999, March 31, 2000 and June 30, 2000 (collectively, the "SEC Reports"), the Sellers and the Company hereby represent and warrant to, and covenant with, the Investor, as follows:

        3.1 Organization. Each of the Company and its Subsidiaries (as defined in Rule 405 under the Securities Act of 1933, as amended (the "Securities Act")) is duly incorporated and validly existing in good standing under the laws of the jurisdiction of its organization. Each of the Company and its Subsidiaries has full power and authority to own, operate and occupy its properties and to conduct its business as presently conducted and is registered or qualified to do business and in good standing in each jurisdiction in which it owns or leases property or transacts business and where the failure to be so qualified would have a material adverse effect upon the business, financial condition, properties or operations of the Company and its Subsidiaries, taken as a whole ("Material Adverse Effect"), and no proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such power and authority or qualification.

        3.2 Due Authorization. The Company and each of the Sellers has all requisite power and authority to execute, deliver and perform their obligations under the Agreements, and the Agreements have been duly authorized and validly executed and delivered by the Company and each of the Sellers and constitute legal, valid and binding agreements of the Company enforceable against the Company and each of the Sellers in accordance with their terms, except as rights to indemnity and contribution may be limited by state or federal securities laws or the public policy underlying such laws, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' and contracting parties' rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

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

        3.3 Non-Contravention. The execution and delivery of the Agreements, the sale of the Shares to be sold by the Sellers under the Agreements, the fulfillment of the terms of the Agreements and the consummation of the transactions contemplated thereby will not (A) conflict with or constitute a violation of, or default (with the passage of time or otherwise) under, (i) any material bond, debenture, note or other evidence of indebtedness, or any material lease, contract, indenture, mortgage, deed of trust, loan agreement, joint venture or other agreement or instrument to which the Company, any of its Subsidiaries or any of the Sellers is a party or by which the Company, any of its Subsidiaries or any of the Sellers or their respective properties are bound, where such conflict, violation or default is reasonably expected to result in a Material Adverse Effect or to prevent any of the Sellers from selling the Shares pursuant to this Agreement, (ii) the charter, by-laws or other organizational documents of the Company or any of its Subsidiaries or (as applicable) any of the Sellers, or (iii) any law, administrative regulation, ordinance or order of any court or governmental agency, arbitration panel or authority binding upon the Company or any of its Subsidiaries or their respective properties, where such conflict, violation or default is likely to result in a Material Adverse Effect or to prevent any of the Sellers from selling the Shares pursuant to this Agreement. No consent, approval, authorization or other order of, or registration, qualification or filing with, any regulatory body, administrative agency, or other governmental body in the United States is required for the execution and delivery of the Agreements by the Company or the Sellers and the sale of the Shares by the Sellers pursuant to this Agreement, other than such as have been made or obtained, and except for any filings required to be made under federal or state securities laws.

            3.4 Capitalization. The capitalization of the Company as of June 30, 2000 is as described in the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2000. The Company has not issued any capital stock since June 30, 2000 other than pursuant to the exercise of employee stock options under the stock option plans disclosed in the SEC Reports. The outstanding shares of capital stock of the Company, including the Shares, have been duly and validly issued and are fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and were not issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. Except for options issued under the Company's stock option plans, there are no outstanding rights (including, without limitation, preemptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any unissued shares of capital stock or other equity interest in the Company or any of its Subsidiaries, or any contract, commitment, agreement, understanding or arrangement of any kind, in either case to which the Company or any of its Subsidiaries is a party and providing for the issuance or sale of any capital stock of the Company or any of its Subsidiaries, any such convertible or exchangeable securities or any such rights, warrants or options. Without limiting the foregoing, no co-sale right, registration right, right of first refusal or other similar right exists with respect to the sale of the Shares. There are no stockholders agreements, voting agreements or other similar agreements with respect to the Common Stock to which the Company or any of the Sellers is a party. The Company owns the entire equity interest in its Subsidiaries, free and clear of any pledge, lien, security interest, encumbrance, claim or equitable interest, except for record ownership of qualifying shares where required by applicable law. Subject to the accuracy of the Investor's representations and warranties in Section 4 of this Agreement, the offer, sale, and issuance of the Shares in conformity with the terms of this Agreement constitute transactions exempt from the registration requirements of
Section 5 of the Securities Act and from the registration or qualification requirements of the laws of any applicable state or United States jurisdiction.

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        3.5     Legal Proceedings. There is no material legal or governmental proceeding pending or, to the knowledge of the Company or the Sellers, threatened, to which the Company or any of its Subsidiaries is a party or of which the business or property of the Company or any of its Subsidiaries is subject. The Company is not in default with respect to any judgment, order or decree of any court or governmental agency or instrumentality which, singly or in the aggregate, would likely have a Material Adverse Effect.

        3.6 No Violations. Neither the Company nor any of its Subsidiaries is in violation of its charter, bylaws or other organizational documents, or in violation of any law, administrative regulation, ordinance or order of any court or governmental agency, arbitration panel or authority applicable to the Company or any of its Subsidiaries, which violation, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect, nor is the Company or any of its Subsidiaries in default (and there exists no condition which, with the passage of time or otherwise, would constitute a default) in the performance of any material bond, debenture, note or any other evidence of indebtedness or any indenture, mortgage, deed of trust or any other material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or by which the property of the Company or any of its Subsidiaries is bound, which is reasonably likely to have a Material Adverse Effect.

        3.7 Governmental Permits, Etc. Each of the Company and its Subsidiaries has all necessary franchises, licenses, certificates and other authorizations from any foreign, federal, state or local government or governmental agency, department or body that are currently necessary for the operation of the business of the Company and its Subsidiaries as currently conducted, except where the failure to currently possess such franchises, licenses, certificates and other authorizations is not reasonably expected to have a Material Adverse Effect.

        3.8     Intellectual Property.

            (a)     Except for matters which are not reasonably likely to have a
                Material Adverse Effect, (i) each of the Company and its Subsidiaries has ownership or license or other legal right to use all patent, patent application, copyright, trade secret, trademark, trademark application, customer lists, designs, manufacturing or other processes, computer software, systems, data compilation, research results or other proprietary rights used in the business of the Company or its Subsidiaries (collectively, "Intellectual Property") (ii) all of the Intellectual Property owned by the Company or the Subsidiaries consisting of patents, registered trademarks and registered copyrights have been duly registered in, filed in or issued by the United States Patent and Trademark Office, the United States Register of Copyrights or the corresponding offices of other jurisdictions and have been maintained and renewed in accordance with all applicable provisions of law and administrative regulations in the United States and/or such other jurisdictions; (iii) the Company is not subject to any judgment, order, writ, injunction or decree of any court or any Federal, state, local, foreign or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or any arbitrator, and has not entered into or is not a party to any contract which restricts or impairs the use of any such Intellectual Property; (iv) the Company has not entered into any consent, indemnification, forbearance to sue or settlement agreement with

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                respect to Intellectual Property other than in the ordinary course of business; and (v) to the knowledge of the Company and the Sellers, no person is infringing on or violating the Intellectual Property.

            (b)     Except for matters which are not reasonably likely to have a
                Material Adverse Effect, all material licenses or other material agreements under which (i) the Company or any of its Subsidiaries employs rights in Intellectual Property, or (ii) the Company or any of its Subsidiaries has granted rights to others in Intellectual Property owned or licensed by the Company or any of its Subsidiaries, are in full force and effect and, to the knowledge of the Sellers and the Company, there is no default by the Company or any of its Subsidiaries thereto.

            (c)     The Sellers and the Company believe the Company has taken
                all steps required in accordance with sound business practice and business judgment to establish and preserve the Company's ownership of all material Intellectual Property owned by the Company or the Subsidiaries.

                (d) Except for matters which are not reasonably likely to have a Material Adverse Effect, to the knowledge of the Sellers and the Company, (i) the present business, activities and products of the Company and its Subsidiaries do not infringe any intellectual property of any other person; (ii) neither the Company nor any of its Subsidiaries is making unauthorized use of any confidential information or trade secrets of any person; (iii) the activities of any of the employees on behalf of the Company or any of its Subsidiaries do not violate any agreements or arrangements related to confidential information or trade secrets of persons other than the Company or its Subsidiaries or restricting any such employee's engagement in business activities of any nature; (iv) no action, suit, arbitration, or legal, administrative or other proceeding, or investigation is pending or threatened which involves any Intellectual Property nor is there any reasonable basis therefor, and (v) to the knowledge of the Company and the Sellers, there exists no unexpired patent or patent application which includes claims that would be infringed by the Intellectual Property or otherwise have a Material Adverse Effect.

            (e)     No proceedings are pending which challenge the rights of the
                Company or any of its Subsidiaries in respect of the Company's or any of its Subsidiaries' right to the use of the Intellectual Property, except for matters which are not reasonably likely to have a Material Adverse Effect.

        3.9 Financial Statements. The consolidated financial statements of the Company and the related notes contained in the SEC Reports present fairly, in accordance with generally accepted accounting principles, the consolidated financial position of the Company and its Subsidiaries as of the dates indicated, and the results of their operations and cash flows for the periods therein specified, subject, in the case of unaudited financial statements for interim periods, to normal year-end audit adjustments. Such consolidated financial statements (including the related notes) have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods therein specified, except that unaudited financial statements may not contain all footnotes required by generally accepted accounting principles.

        3.10 No Material Adverse Change. Since June 30, 2000, there has not been (i) any Material Adverse Effect, (ii) neither the Company nor any of its Subsidiaries have incurred any obligation, direct or contingent, that is material to the Company or any

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          of its Subsidiaries considered as one enterprise, except obligations incurred in the ordinary course of business, (iii) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company, or (iv) any loss or damage (whether or not insured) to the physical property of the Company or any of its Subsidiaries which has been sustained which has a Material Adverse Effect.

          3.11 NASDAQ Compliance. The Company's Common Stock is registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and is listed on the NASDAQ National Market (the "NASDAQ Stock Market"), and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from the NASDAQ Stock Market. The Company and the Sellers are not aware of and have not received any notice of, any efforts or actions to terminate the registration of the Common Stock under the Exchange Act or delisting the Common Stock from the Nasdaq Stock Market.

      3.12 Reporting Status. The Company has timely made all filings required under the Exchange Act during the 12 months preceding the date of this Agreement, and all of those documents complied in all material respects with the SEC's requirements as of their respective filing dates, and the information contained therein as of the respective dates thereof did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made not misleading.

      3.13 Foreign Corrupt Practices. Neither the Company nor any of its Subsidiaries nor, to the knowledge of the Sellers, any agent or other person acting on behalf of the Company or any of its Subsidiaries, has
          (i) directly or indirectly, used any corporate funds of the Company or any Subsidiary for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds of the Company or any Subsidiary, (iii) failed to disclose fully any contribution made by the Company or any of its Subsidiaries or made by any person acting on behalf of the Company or any of its Subsidiaries and of which the Company is aware in violation of law or (iv) caused the Company or any Subsidiary to violate in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended.

      3.14 No Manipulation of Stock. The Company has not taken and will not, in violation of applicable law, take any action outside the ordinary course of business designed to or that might reasonably be expected to cause or result in unlawful manipulation of the price of the Common Stock to facilitate the sale or resale of the Shares.

      3.15 Accountants. To the knowledge of the Sellers, Arthur Andersen LLP, who expressed their opinion with respect to the consolidated financial statements to be incorporated by reference from the Company's Annual Report on Form 10-K for the year ended September 30, 1999 into the Registration Statement (as defined below) and the Prospectus which forms a part thereof, are independent accountants as required by the Securities Act and the rules and regulations promulgated thereunder (the "Rules and Regulations").

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        3.16      Contracts. Except for matters which are not reasonably likely to have a Material Adverse Effect, the contracts listed as exhibits to the SEC Reports that are material to the Company are in full force and effect on the date hereof, and none of the Company, its Subsidiaries nor, to the Sellers' knowledge, any other party to such contracts is in breach of or default under any of such contracts.

        3.17 Environmental. Except for matters which are not, singly or in the aggregate, likely to have a Material Adverse Effect,

               (a)  the Company is in compliance with all applicable
                  Environmental Laws (as defined below);

               (b)  the Company has all permits, authorizations and approvals required under any applicable Environmental Laws and is in compliance with the requirements of such permits authorizations and approvals;

               (c)  there are no pending or, to the knowledge of the Company and the Sellers, threatened Environmental Claims against the Company; and

               (d)  under applicable law, to the knowledge of the Company and the Sellers, there are no circumstances with respect to any property or operations of the Company that are reasonably likely to form the basis of an Environmental Claim against the Company.

     For purposes of this Agreement, the following terms shall have the following meanings: "Environmental Law" means any United States (or other applicable jurisdiction's) Federal, state, local or municipal statute, law, rule, regulation, ordinance, code, policy or rule of common law and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to the environment, health, safety or any chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental authority. "Environmental Claims" means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations or proceedings relating in any way to any Environmental Law.

        3.18 Labor Matters. Except for matters not reasonably likely to have a Material Adverse Event, no labor dispute with the employees of the Company exists or, to the knowledge of the Company and the Sellers, is imminent.

        3.19 Compliance. Except for matters not reasonably likely to have a Material Adverse Event, to the knowledge of the Company and the Sellers, the Company has conducted and is conducting its business in compliance with all applicable Federal, state, local and foreign statutes, laws, rules, regulations, ordinances, codes, decisions, decrees, directives and orders.

        3.20 Properties. Except for matters not reasonably likely to have a Material Adverse Event, (i) the Company has good title to its properties, free and clear of all security interests, mortgages, pledges, liens, charges, encumbrances and claims of record; (ii) the properties of the Company are, in the aggregate, in good repair (reasonable wear and tear excepted), and suitable for their respective uses; (iii) any real property held under lease by the Company is held under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the conduct of the business of the Company; and (iv) the Company owns or leases all such properties as are necessary to its business or operations as now conducted.

            3.21 Taxes. Except for matters which are not reasonably expected to have a Material Adverse Effect, the Company has filed all necessary federal, state and foreign income and franchise tax returns, which returns are true and correct in all material respects, and has paid or accrued all taxes shown as due thereon, and the Sellers have no knowledge of a tax deficiency which has been or might be asserted or threatened against the Company.

        3.22 Transfer Taxes. On the Closing Date, all stock transfer or other taxes (other than income taxes) which are required to be paid in connection with the sale and transfer of the Shares hereunder will be, or will have been, fully paid or provided for by the Sellers and all laws imposing such taxes will be or will have been fully complied with.

        3.23 Investment Company. The Company is not an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for an investment company, within the meaning of the Investment Company Act of 1940, as amended.

        3.24 Insurance. The Company and its Subsidiaries maintain and will continue to maintain insurance of the types and in the amounts that the Sellers reasonably believe is adequate for the Company's businesses, including, but not limited to, insurance covering real and personal property owned or leased by the Company and its Subsidiaries against theft, damage, destruction, acts of vandalism and all other risks customarily insured against by similarly situated companies, all of which insurance is in full force and effect.

        3.25 Prior Offerings. All offers and sales of capital stock of the Company before the date of this Agreement were at all relevant times duly registered or exempt from the registration requirements of the Securities Act and were duly registered or subject to an available exemption from the registration requirements of the applicable state securities or Blue Sky laws.

        3.26 Legal Opinion. The Sellers shall cause counsel to the Sellers and/or the Company to deliver to the Investors and the Placement Agent a legal opinion in the form attached hereto as Exhibit 3.26.

        3.27 Offering Materials. Neither the Company nor the Sellers have distributed and will not distribute prior to the Closing Date any substantive offering materials in connection with the Offering other than those provided to the Investor. Neither the Company nor the Sellers have in the past nor will they hereafter take any action to sell, offer for sale or solicit offers to buy any securities of the Company which would bring the offer or sale of the Shares as contemplated by this Agreement within the provisions of Section 5 of the Securities Act.

       4.   Representations, Warranties and Covenants of the Investor.

         4.1 Investor Knowledge and Status. The Investor represents and warrants to, and covenants with, the Company and the Sellers that:
            (i) the Investor is an "accredited investor" as defined in Regulation D under the Securities Act and the

            Investor is also knowledgeable, sophisticated and experienced in making, and is qualified to make decisions with respect to, investments in securities presenting an investment decision like that involved in the purchase of the Shares, including investments in securities issued by the Company and investments in comparable companies, and has requested, received, reviewed and considered all information it deemed relevant in making an informed decision to purchase the Shares; (ii) the Investor is acquiring the number of Shares set forth on the Signature Page hereto in the ordinary course of its business and for its own account for investment only, has no present intention of distributing any of such Shares and has no arrangement or understanding with any other persons regarding the distribution of such Shares; (iii) the Investor will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Shares except in compliance with the Securities Act, applicable state securities laws and the respective rules and regulations promulgated thereunder; (iv) the Investor has answered all questions on the Signature Page hereto and the Investor Questionnaire attached hereto as Exhibit B for use in preparation of the Registration Statement and the answers thereto are true and correct as of the date hereof and will be true and correct as of the Closing Date; (v) the Investor will notify the Company immediately of any change in any of such information until such time as the Investor has sold all of its Shares or until the Company is no longer required to keep the Registration Statement effective; and
            (vi) the Investor has, in connection with its decision to purchase the number of Shares set forth on the Signature Page hereto, relied only upon the representations and warranties of the Company and the Sellers contained herein. Investor understands that its acquisition of the Shares has not been registered under the Securities Act, or registered or qualified under any state securities law in reliance on specific exemptions therefrom, which exemptions may depend upon, among other things, the bona fide nature of the Investor's investment intent as expressed herein. The Placement Agent is not authorized to make any representation or use any information in connection with the placement, purchase and sale of the Shares, and no person is authorized to provide any representations which is inconsistent or in addition to those in the SEC Reports. The Investor acknowledges that it has not received or relied on any such representations.

         4.2 International Actions. The Investor acknowledges, represents and agrees that no action has been or will be taken in any jurisdiction outside the United States by the Company, the Sellers or the Placement Agent that would permit an offering of the Shares, or possession or distribution of offering materials in connection with the issue of the Shares, in any jurisdiction outside the United States. If the Investor is located outside the United States, it has or will take all actions necessary for the sale of the Shares to comply with all applicable laws and regulations in each foreign jurisdiction in which it purchases, offers, sells or delivers Shares or has in its possession or distributes any offering material, in all cases at its own expense.

         4.3 Registration Required. The Investor hereby covenants with the Company not to make any sale of the Shares without complying with the provisions of this Agreement, including Section 6.2 hereof, and without effectively causing the prospectus delivery requirement under the Securities Act to be satisfied, and the Investor acknowledges that the certificates evidencing the Shares will be imprinted with a legend that prohibits their transfer except in accordance therewith. The Investor acknowledges that there may occasionally be times when the Company, based on the advice of its counsel, determines that it must suspend the use of the

            Prospectus forming a part of the Registration Statement until such time as an amendment to the Registration Statement has been filed by the Company and declared effective by the SEC or until the Company has amended or supplemented such Prospectus.

         4.4 Power and Authority. The Investor further represents and warrants to, and covenants with, the Company and the Sellers that
            (i) the Investor has full right, power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery and performance of this Agreement, and (ii) this Agreement constitutes a valid and binding obligation of the Investor enforceable against the Investor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' and contracting parties' rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and except as the indemnification agreements of the Investors herein may be legally unenforceable.

         4.5 No Dispositions. Investor will not, prior to the effectiveness of the Registration Statement, sell, offer to sell, solicit offers to buy, dispose of, loan, pledge or grant any right with respect to (collectively, a "Disposition"), the Common Stock Company, nor will Investor engage in any hedging or other transaction which is designed to or could reasonably be expected to lead to or result in a Disposition of Common Stock by the Investor or any other person or entity. Such prohibited hedging or other transactions would include, without limitation, effecting any short sale or having in effect any short position (whether or not such sale or position is against the box and regardless of when such position was entered into) or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to the Common Stock or with respect to any security (other than a broad-based market basket or index) that includes, relates to or derives any significant part of its value from the Common Stock. This paragraph does not prohibit the sale of Common Stock already held by Investor prior to the date hereof, to the extent that the Investor represents and warrants that it did not acquire any such shares in contemplation of the purchase of the Shares, and did not contemplate selling the existing shares as in conjunction with the purchase of the Shares.

         4.6 No Tax or Legal Advice. The Investor understands that nothing in this Agreement, or any other materials presented to the Investor in connection with the purchase and sale of the Shares constitutes legal, tax or investment advice. The Investor has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of Shares.

       5. Survival of Representations, Warranties and Agreements; Limitation. Notwithstanding any investigation made by any party to this Agreement or by the Placement Agent, all covenants, agreements, representations and warranties made by the Company and the Sellers and the Investor herein shall survive the execution of this Agreement, the delivery to the Investor of the Shares being purchased and the payment therefor. In no case shall any Seller be liable under this Agreement for more than the amount of the proceeds it received from the sale of its portion of the Shares hereunder.

       6.   Registration of the Shares; Compliance with the Securities Act.

         6.1      Registration Procedures and Expenses.  The Company shall:

               (a)   subject to receipt of necessary information from the
                  investors, prepare and file with the SEC, as soon as practicable, but in no event later than ten business days after the Closing Date, a registration statement on Form S-3 (the "Registration Statement") to enable the resale of the Shares by the Investors from time to time through the automated quotation system of the NASDAQ Stock Market or in privately-negotiated transactions.

               (b)   use its reasonable efforts, subject to receipt of necessary information from the Investors, to cause the Registration Statement to become effective as soon as practicable, but in no event later than seventy-five (75) days after the Registration Statement is filed by the Company;

               (c)   use its reasonable efforts to prepare and file with the SEC such amendments and supplements to the Registration Statement and the Prospectus used in connection therewith as may be necessary to keep the Registration Statement current and effective for a period not exceeding, with respect to each Investor's Shares purchased hereunder, the earlier of (i) the second anniversary of the Closing Date, (ii) the date on which the Investor may sell all Shares then held by the Investor without restriction by the volume limitations of Rule 144(e) of the Securities Act or (iii) such time as all Shares purchased by such Investor in this Offering have been sold pursuant to a registration statement;

               (d)   furnish to the Placement Agent and to the Investor with
                  respect to the Shares registered under the Registration Statement such number of copies of the Registration Statement, Prospectuses and preliminary versions of the Prospectus filed with the Securities Exchange Commission ("Preliminary Prospectuses") in conformity with the requirements of the Securities Act and such other documents as the Investor may reasonably request, in order to facilitate the public sale or other disposition of all or any of the Shares by the Investor, provided, however, that the obligation of the Company to deliver copies of Prospectuses or Preliminary Prospectuses to the Investor shall be subject to the receipt by the Company of reasonable assurances from the Investor that the Investor will comply with the applicable provisions of the Securities Act and of such other securities or blue sky laws as may be applicable in connection with any use of such Prospectuses or Preliminary Prospectuses;

               (e)   file documents required of the Company for normal blue sky clearance in states reasonably specified in writing by the Investor in writing prior to the effectiveness of the Registration Statement, provided, however, that the Company shall not be required to qualify to do business or consent to service of process in any jurisdiction in which it is not now so qualified or has not so consented;

               (f)   advise the Investors, promptly after it shall receive
                  notice or obtain knowledge of the issuance of any stop order by the SEC delaying or suspending the effectiveness of the Registration Statement or of the initiation of any proceeding for that purpose; and it will promptly use its commercially reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal at the earliest possible moment if such stop order should be issued;

               (g)   with a view to making available to the Investor the
                  benefits of Rule 144 (or its successor rule) and any other rule or regulation of the SEC that may at any time permit the Investor to sell Shares to the public without registration, the Company covenants and agrees to: (i) make and keep public information available, as those terms are understood and defined in Rule 144, until the earlier of (A) such date as all of the Investor's Shares may be resold pursuant to Rule 144(k) or any other rule of similar effect or (B) such date as all of the Investor's Shares shall have been resold; (ii) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and under the Exchange Act; and (iii) furnish to the Investor upon request, as long as the Investor owns any Shares, (A) a written statement by the Company that it has complied with the reporting requirements of the Securities Act and the Exchange Act, (B) a copy of the Company's most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q, and (C) such other information as may be reasonably requested in order to avail the Investor of any rule or regulation of the SEC that permits the selling of any such Shares without registration;

     It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 6.1 that the Investor shall furnish to the Company such information regarding itself, the Shares to be sold by Investor, and the intended method of disposition of such securities as shall be required to effect the registration of the Shares; and

               (h)   The Company understands that the Investor disclaims being
                  an underwriter, but the Investor being deemed an underwriter by the SEC shall not relieve the Company of any obligations it has hereunder, provided, however, that if the Company receives notification from the SEC that the Investor is deemed an underwriter, then the period by which the Company is obligated to submit an acceleration request to the SEC shall be extended to the earlier of (i) the 90th day after such SEC notification, or (ii) 120 days after the initial filing of the Registration Statement with the SEC.

     The Sellers shall bear all expenses in connection with the procedures in paragraph (a) through (e) of this Section 6.1 and the registration of the Shares pursuant to the Registration Statement.

         6.2      Transfer of Shares After Registration; Suspension.

               (a)   The Investor agrees that it will not effect any Disposition of the Shares or its right to purchase the Shares that would constitute a sale within the meaning of the Securities Act except as contemplated in the Registration Statement referred to in Section 6.1 or as otherwise permitted by law, and that it will promptly notify the Company of any changes in the information set forth in the Registration Statement regarding the Investor or its plan of distribution.

               (b)   Except in the event that paragraph (c) below applies, the
                  Company shall: (i) if deemed necessary by the Company, prepare and file from time to time with the SEC a post-effective amendment to the Registration Statement or a supplement to the related Prospectus or a supplement or amendment to any document incorporated therein by reference or file any other required document so that such Registration Statement will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and so that, as thereafter delivered to purchasers of the Shares being sold thereunder, such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; (ii) provide the Investor copies of any documents filed pursuant to Section 6.2(b)(i); and (iii) inform each Investor that the Company has complied with its obligations in Section 6.2(b)(i) (or that, if the Company has filed a post-effective amendment to the Registration Statement which has not yet been declared effective, the Company will notify the Investor to that effect, will use its reasonable efforts to secure the effectiveness of such post-effective amendment as promptly as possible and will promptly notify the Investor pursuant to
                  Section 6.2(b)(i) hereof when the amendment has become effective).

               (c)   Subject to paragraph (d) below, in the event: (i) of any
                  request by the SEC or any other federal or state governmental authority during the period of effectiveness of the Registration Statement for amendments or supplements to a Registration Statement or related Prospectus or for additional information; (ii) of the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose; (iii) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Shares for sale in any jurisdiction or the initiation of any proceeding for such purpose; or (iv) of any event or circumstance which necessitates the making of any changes in the Registration Statement or Prospectus, or any document incorporated or deemed to be incorporated therein by reference, so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the Prospectus, it will not contain any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; then the Company shall deliver a certificate in writing to the Investor (the "Suspension Notice") to the effect of the foregoing and, upon receipt of such Suspension Notice, the Investor will refrain from selling any Shares pursuant to the Registration Statement (a "Suspension") until the Investor's receipt of copies of a supplemented or amended Prospectus prepared and filed by the Company, or until it is advised in writing by the Company that the current Prospectus may be used, and has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in any such Prospectus. In the event of any Suspension, the Company will use its reasonable efforts to cause the use of the Prospectus so suspended to be resumed as soon as reasonably practicable within 30 days after delivery of a Suspension Notice to the Investors. In addition to and without limiting any other remedies (including, without limitation, at law or at equity) available to the Investor, the Investor shall be entitled to specific performance in the event that the Company fails to comply with the provisions of this Section 6.2(c).

               (d)   Notwithstanding the foregoing paragraphs of this Section
                  6.2, the Investor shall not be prohibited from selling Shares under the Registration Statement as a result of Suspensions on more than three occasions of not more than 30 days each in any twelve month period, unless, in the good faith judgment of the Company's Board of Directors, upon advice of counsel, the sale of Shares under the Registration Statement in reliance on this paragraph 6.2(d) is reasonably likely to cause a violation of the Securities Act or the Exchange Act and result in potential liability to the Company.

               (e)   Provided that a Suspension is not then in effect the
                  Investor may sell Shares under the Registration Statement, provided that it arranges for delivery of a current Prospectus to the transferee of such Shares. Upon receipt of a request therefor, the Company will provide an adequate number of current Prospectuses to the Investor and to any other parties requiring such Prospectuses.

               (f)   In the event of a sale of Shares by the Investor, the
                  Investor must also deliver to the Company's transfer agent, with a copy to the Company, a Certificate of Subsequent Sale substantially in the form attached hereto as Exhibit C, so that the shares may be properly transferred.

         6.3 Delay in Effectiveness of Registration. In the event that the Registration Statement is not declared effective within seventy five
            (75) days after the date of filing of the Registration Statement, each Seller shall pay to the Investor liquidated damages in an amount equal to 0.25% of the number of Shares sold by that Seller to the Investor pursuant to this Agreement for each week after then end of that period that the Registration Statement is not declared effective. Such liquidated damages shall be paid through the transfer of additional Shares at such time as the Registration Statement is declared effective. Such additional Shares shall also be registered within forty five (45) days of issuance under the terms and conditions described in Sections 6.1.1(a) - (g) hereof.

         6.4      Indemnification.  For the purpose of this Section 6.3:

               (a)   the term "Selling Stockholder" shall include the Investor
                  and any affiliate of such Investor;

               (b)   the term "Registration Statement" shall include any final
                  Prospectus, exhibit, supplement or amendment included in or relating to the Registration Statement referred to in Section 6.1; and

               (c)   the term "untrue statement" shall include any untrue
                  statement or alleged untrue statement, or any omission or alleged omission to state in the Registration Statement a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

             (i)     The Company and the Sellers, jointly and severally, agree
                  to indemnify and hold harmless each Selling Stockholder from and against any losses, claims, damages or liabilities to which such Selling Stockholder may become subject (under the Securities Act or otherwise) insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon (i) any untrue statement of a material fact contained in the Registration Statement, or (ii) any failure by the Company to fulfill any undertaking included in the Registration Statement, and the Company and the Sellers, jointly and severally, will reimburse such Selling Stockholder for any reasonable legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim, provided, however, that neither the Company nor any of the Sellers shall be liable in any such case to the extent that such loss, claim, damage or liability arises out of, or is based upon, an untrue statement made in such Registration Statement in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Selling Stockholder specifically for use in preparation of the Registration Statement or the failure of such Selling Stockholder to comply with its covenants and agreements contained in Sections 4.1, 4.2, 4.3 or 6.2 hereof or any statement or omission in any Prospectus that is corrected in any subsequent Prospectus that was delivered to the Investor prior to the pertinent sale or sales by the Investor.

             (ii)    The Investor agrees to indemnify and hold harmless the
                  Company and the Sellers (and each person, if any, who controls the Company or any Seller within the meaning of Section 15 of the Securities Act, each officer of the Company who signs the Registration Statement and each director of the Company) from and against any losses, claims, damages or liabilities to which the Company or any Seller (or any such officer, director or controlling person) may become subject (under the Securities Act or otherwise), insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon, (i) any failure to comply with the covenants and agreements contained in Section 4.1, 4.2, 4.3 or 6.2 hereof, or (ii) any untrue statement of a material fact contained in the Registration Statement if such untrue statement was made in reliance upon and in conformity with written information furnished by or on behalf of the Investor specifically for use in preparation of the Registration Statement, and the Investor will reimburse the Company (or such officer, director or controlling person), as the case may be, for any legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim.

             (iii)   Promptly after receipt by any indemnified person of a
                  notice of a claim or the beginning of any action in respect of which indemnity is to be sought against an indemnifying person pursuant to this Section 6.4, such indemnified person shall notify the indemnifying person in writing of such claim or of the commencement of such action, but the omission to so notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party under this Section
                  6.4 (except to the extent that such omission materially and adversely affects the indemnifying party's ability to defend such action) or from any liability otherwise than under this
                  Section 6.4. Subject to the provisions hereinafter stated, in case any such action shall be brought against an indemnified person, the indemnifying person shall be entitled to participate therein, and, to the extent that it shall elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, shall be entitled to assume the defense thereof, with counsel reasonably satisfactory to such indemnified person. After notice from the indemnifying person to such indemnified person of its election to assume the defense thereof, such indemnifying person shall not be liable to such indemnified person for any legal expenses subsequently incurred by such indemnified person in connection with the defense thereof, provided, however, that if there exists or shall exist a conflict of interest that would make it inappropriate, in the reasonable opinion of counsel to the indemnified person, for the same counsel to represent both the indemnified person and such indemnifying person or any affiliate or associate thereof, the indemnified person shall be entitled to retain its own counsel at the expense of such indemnifying person; provided, however, that no indemnifying person shall be responsible for the fees and expenses of more than one separate counsel (together with appropriate local counsel) for all indemnified parties. In no event shall any indemnifying person be liable in respect of any amounts paid in settlement of any action unless the indemnifying person shall have approved the terms of such settlement; provided that such consent shall not be unreasonably withheld. No indemnifying person shall, without the prior written consent of the indemnified person, effect any settlement of any pending or threatened proceeding in respect of which any indemnified person is or could reasonably have been a party and indemnification could have been sought hereunder by such indemnified person, unless such settlement includes an unconditional release of such indemnified person from all liability on claims that are the subject matter of such proceeding.

              (iv)   If the indemnification provided for in this Section 6.4 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and the Investor on the other in connection with the statements or omissions or other matters which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, in the case of an untrue statement, whether the untrue statement relates to information supplied by the Company on the one hand or an Investor on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement. The Company, the Sellers and the Investor agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, in the case of an untrue statement, whether the untrue statement relates to information supplied by the Company on the one hand or an Investor on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement. The Company, the Sellers and the Investor agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Investor shall be required to contribute any amount in excess of the amount by which the gross amount received by the Investor from the sale of the Shares to which such loss relates exceeds the amount of any damages which such Investor has otherwise been required to pay by reason of such untrue statement. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                   (v)  The parties to this Agreement hereby acknowledge that they are sophisticated business persons who were represented by counsel during the negotiations regarding the provisions hereof including, without limitation, the provisions of this Section 6.4, and are fully informed regarding said provisions. They further acknowledge that the provisions of this Section 6.4 fairly allocate the risks in light of the ability of the parties to investigate the Company and its business in order to assure that adequate disclosure is made in the Registration Statement as required by the Securities Act and the Exchange Act. The parties are advised that federal or state public policy as interpreted by the courts in certain jurisdictions may be contrary to certain of the provisions of this Section 6.4, and the parties hereto hereby expressly waive and relinquish any right or ability to assert such public policy as a defense to a claim under this Section 6.4 and further agree not to attempt to assert any such defense.

          6.5 Termination of Conditions and Obligations. The conditions precedent imposed by Section 4 or this Section 6 upon the transferability of the Shares shall cease and terminate as to any particular number of the Shares when such Shares shall have been effectively registered under the Securities Act and sold or otherwise disposed of in accordance with the intended method of disposition set forth in the Registration Statement covering such Shares or at such time as an opinion of counsel reasonably satisfactory to the Company shall have been rendered to the effect that such conditions are not necessary in order to comply with the Securities Act.

          6.6 Information Available. So long as the Registration Statement is effective covering the resale of Shares owned by the Investor, the Company will furnish to the Investor:

               (a)   as soon as practicable after it is available, one copy of
                  (i) its Annual Report to Stockholders (which Annual Report shall contain financial statements audited in accordance with generally accepted accounting principles by a national firm of certified public accountants) and (ii) if not included in substance in the Annual Report to Stockholders, its Annual Report on Form 10-K (the foregoing, in each case, excluding exhibits);

               (b)   upon the reasonable request of the Investor, all exhibits
                  excluded by the parenthetical to subparagraph (a)(ii) of this
                  Section 6.6 as filed with the SEC and all other information that is made available to stockholders; and

               (c)   upon the reasonable request of the Investor, an adequate
                  number of copies of the Prospectuses to supply to any other party requiring such Prospectuses; and the Company, upon the reasonable request of the Investor, will meet with the Investor or a representative thereof at the Company's headquarters to discuss all information relevant for disclosure in the Registration Statement covering the Shares and will otherwise cooperate with the Investor conducting an investigation for the purpose of reducing or eliminating the Investor's exposure to liability under the Securities Act, including the reasonable production of information at the Company's headquarters; provided, that the Company shall not be required to disclose any confidential information to or meet at its headquarters with the Investor until and unless the Investor shall have entered into a confidentiality agreement in form and substance reasonably satisfactory to the Company with the Company with respect thereto.

          6.7 Public Statements. Neither the Company nor any Seller will issue any public statement, press release or any other public disclosure listing Investor as one of the purchasers of the Shares without Investor's prior written consent, except as may be required by applicable law or rules of any exchange on which the Company's securities are listed.

       7. Notices. All notices, requests, consents and other communications hereunder shall be in writing, shall be mailed (A) if within domestic United States by first-class registered or certified airmail, or nationally recognized overnight express courier, postage prepaid, or by facsimile, or (B) if delivered from outside the United States, by International Federal Express (or comparable service) or facsimile, and shall be deemed given (i) if delivered by first-class registered or certified mail domestic, three business days after so mailed, (ii) if delivered by nationally recognized overnight carrier, one (1) business day after so mailed, (iii) if delivered by International Federal Express (or comparable service), two (2) business days after so mailed, (iv) if delivered by facsimile, upon electric confirmation of receipt and shall be delivered as addressed as follows:

               (a)   if to the Sellers, to:

                     _______________________

                      ____________________________
                      ____________________________
                      ____________________________
                      Phone:  ____________________
                      Telecopy:  _________________

                      and

                      ____________________________
                      ____________________________
                      ____________________________
                      Phone:  ____________________
                      Telecopy:  _________________

               (b)    if to the Company, to:

                      Learning Tree International, Inc.
                      6053 West Century Boulevard
                      Los Angeles, CA 90045-0028
                      Attn:  David C. Collins
                      Chief Executive Officer
                      Phone: (310) 417-9700
                      Telecopy:

                      with a copy mailed to:

                      Theodore E. Guth, Esq.
                      Guth Rothman & Christopher LLP
                      10866 Wilshire Boulevard, Suite 1250
                      Los Angeles, CA 90024
                      Phone:  (310) 234-6939
                      Telecopy:  (310) 470-8354

               (c)    if to the Investor, at its address on the Signature Page
                   hereto, or at such other address or addresses as may have been furnished to the Company in writing.

     8. Changes. This Agreement may not be modified or amended except pursuant to an instrument in writing signed by the Company, each of the Sellers and the Investor.

     9. Headings. The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

     10. Severability. In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

     11. Governing Law. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Delaware, without giving effect to the principles of conflicts of law.

     12. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties.

     13. Confidential Disclosure Agreement. Notwithstanding any provision of this Agreement to the contrary, any confidential disclosure agreement previously executed by the Company or any of the Sellers, on the one hand, and the Investor, on the other hand, in connection with the transactions contemplated by this Agreement shall remain in full force and effect in accordance with its terms following the execution of this Agreement and the consummation of the transactions contemplated hereby.

     14. Attorneys' Fees. In any dispute between the parties hereto concerning this Agreement, the prevailing party(ies) shall be entitled to the reasonable attorneys' fees and court costs incurred by reason of such dispute.

                                   Exhibit A

                       LEARNING TREE INTERNATIONAL, INC.

                        STOCK CERTIFICATE QUESTIONNAIRE

     Pursuant to Section 4 of the Agreement, please provide us with the following information:

1.    The exact name that your Shares are to be        ______________________
      registered in (this is the name that will appear on your stock certificate(s)). You may use a nominee name if appropriate:

2.    The relationship between the Investor and        ______________________
      the registered holder listed in response to
      item 1 above:

3.    The mailing address of the registered holder     ______________________
      listed in response to item 1 above:

4.    The Social Security Number or Tax                ______________________
      Identification Number of the registered
      holder listed in the response to item 1
      above:

                                   Exhibit B

                       LEARNING TREE INTERNATIONAL, INC.

                            INVESTOR QUESTIONNAIRE

              (all information will be treated confidentially)

To: Learning Tree International, Inc., David C. Collins, Eric R. Garen, [other Sellers]

         This Investor Questionnaire ("Questionnaire") must be completed by each potential investor in connection with the offer and sale of the shares of the common stock, par value $.0001 per share (the "Securities"), of Learning Tree International, Inc. (the "Company"). The Securities are being offered and sold by David C. Collins, Eric R. Garen, [other Sellers] (the "Sellers") without registration under the Securities Act of 1933, as amended (the "Securities Act"), and the securities laws of certain states, in reliance on the exemptions contained in Section 4 of the Securities Act and on Regulation D promulgated thereunder and in reliance on similar exemptions under applicable state laws. The Sellers must determine that a potential investor meets certain suitability requirements before offering or selling Shares to such investor. The purpose of this Questionnaire is to assure the Sellers and the Company that each investor will meet the applicable suitability requirements. The information supplied by you will be used in determining whether you meet such criteria, and reliance upon the private offering exemption from registration is based in part on the information herein supplied.

         This Questionnaire does not constitute an offer to sell or a solicitation of an offer to buy any security. Your answers will be kept strictly confidential. However, by signing this Questionnaire you will be authorizing the Sellers and the Company to provide a completed copy of this Questionnaire to such parties as the Sellers or the Company deem appropriate in order to ensure that the offer and sale of the Shares will not result in a violation of the Securities Act or the securities laws of any state and that you otherwise satisfy the suitability standards applicable to purchasers of the Shares. All potential investors must answer all applicable questions and complete, date and sign this Questionnaire. Please print or type your responses and attach additional sheets of paper if necessary to complete your answers to any item.

A.       Background Information

Name:___________________________________________________________________________

Business Address:_______________________________________________________________
                              (Number and Street)

________________________________________________________________________________
(City)                             (State)                           (Zip Code)

Telephone Number: (     )_______________________________________________________

Residence Address:______________________________________________________________
                                 (Number and Street)

________________________________________________________________________________
(City)                             (State)                           (Zip Code)

Telephone Number: (     )_______________________________________________________

If an individual:

Age:______       Citizenship:__________       Where registered to vote:_________

If a corporation, partnership, limited liability company, trust or other entity:

Type of entity:_________________________________________________________________

State of formation:______________             Date of formation:________________

Social Security or Taxpayer Identification No.__________________________________

Send all correspondence to (check one):  ____ Residence Address  ____ Business
                                                                      Address

B.   Status as Accredited Investor

The undersigned is an "accredited investor" as such term is defined in Regulation D under the Securities Act, as at the time of the sale of the Shares the undersigned falls within one or more of the following categories (Please initial one or more, as applicable):(1)

_____(1) a bank as defined in Section 3(a)(2) of the Securities Act, or a savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity; a broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934; an insurance company as defined in Section 2(13) of the Securities Act; an investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that act; a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if such plan has total assets in excess of $5,000,000; an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with the investment decisions made solely by persons that are accredited investors;/1/

_____(2) a private business development company as defined in Section 202(a)(22) of the Investment Adviser Act of 1940;

_____(3) an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the Shares offered, with total assets in excess of $5,000,000;

_____(4) a natural person whose individual net worth, or joint net worth with that person's spouse, at the time of such person's purchase of the Shares exceeds $1,000,000;

_____(5) a natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

_____(6) a trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Shares offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) of Regulation D; and

_____(7) an entity in which all of the equity owners are accredited investors (as defined above).


___________________
1 As used in this Questionnaire, the term "net worth" means the excess of total assets over total liabilities. In computing net worth for the purpose of subsection (4), the principal residence of the investor must be valued at cost, including cost of improvements, or at recently appraised value by an institutional lender making a secured loan, net of encumbrances. In determining income, the investor should add to the investor's adjusted gross income any amounts attributable to tax exempt income received, losses claimed as a limited partner in any limited partnership, deductions claimed for depiction, contributions to an IRA or KEOGH retirement plan, alimony payments, and any amount by which income from long-term capital gains has been reduced in arriving at adjusted gross income.

C.   Representations

The undersigned hereby represents and warrants to the Company and the Sellers as follows:

     1. Any purchase of the Shares would be solely for the account of the undersigned and not for the account of any other person or with a view to any resale, fractionalization, division, or distribution thereof.

     2. The information contained herein is complete and accurate and may be relied upon by the Company and the Sellers, and the undersigned will notify the Company and the Sellers immediately of any material change in any of such information occurring prior to the closing, if any, with respect to the purchase of Shares by the undersigned or any co-purchaser.

     3. There are no suits, pending litigation, or claims against the undersigned that could materially affect the net worth of the undersigned as reported in this Questionnaire.

     4. The undersigned acknowledges that there may occasionally be times when the Company, based on the advice of its counsel, determines that it must suspend the use of the Prospectus forming a part of the Registration Statement (as such terms are defined in the Stock Purchase Agreement to which this Questionnaire is attached) until such time as an amendment to the Registration Statement has been filed by the Company and declared effective by the Securities and Exchange Commission or until the Company has amended or supplemented such Prospectus. The undersigned is aware that, in such event, the Shares will not be subject to ready liquidation, and that any Shares purchased by the undersigned would have to be held during such suspension. The overall commitment of the undersigned to investments which are not readily marketable is not excessive in view of the undersigned's net worth and financial circumstances, and any purchase of the Shares will not cause such commitment to become excessive. The undersigned is able to bear the economic risk of an investment in the Shares.

     5. The undersigned has carefully considered the potential risks relating to the Company and a purchase of the Shares, and fully understands that the Shares are speculative investments which involve a high degree of risk of loss of the undersigned's entire investment. Among others, the undersigned has carefully considered each of the risks described under the heading "Risk Factors" in the Company's Annual Report on Form 10-K for the year ended September 30, 1999.

IN WITNESS WHEREOF, the undersigned has executed this Questionnaire this _____ day of _____________, 2000, and declares under oath that it is truthful and correct.


                                   Print Name

                                   By:_____________________________________
                                   Signature

                                   Title:__________________________________
                                         (required for any purchaser that
                                         is a corporation, partnership,
                                         trust or other entity)

                                   Exhibit C

                       LEARNING TREE INTERNATIONAL, INC.
                        CERTIFICATE OF SUBSEQUENT SALE


Computershare Trust Company, Inc.
Legal Transfer Branch
12039 West Alameda Parkway, Suite Z-2
Lakewood, Colorado 80228


     RE: Sale of Shares of Common Stock of Learning Tree International, Inc. (the "Company") pursuant to the Company's Prospectus dated _______________, 2000 (the "Prospectus")

Dear Sir/Madam:

     The undersigned hereby certifies, in connection with the sale of shares of Common Stock of the Company included in the table of Selling Stockholders in the Prospectus, that the undersigned has sold the Shares pursuant to the Prospectus and in a manner described under the caption "Plan of Distribution" in the Prospectus and that such sale complies with all applicable securities laws, including, without limitation, the Prospectus delivery requirements of the Securities Act of 1933, as amended.

     Selling Stockholder (the beneficial owner):________________________________

     Record Holder (e.g., if held in name of nominee):__________________________

     Restricted Stock Certificate No.(s):_______________________________________

     Number of Shares Sold:_____________________________________________________

     Date of Sale:______________________________________________________________


     In the event that you receive a stock certificate(s) representing more shares of Common Stock than have been sold by the undersigned, then you should return to the undersigned a newly issued certificate for such excess shares in the name of the Record Holder and BEARING A RESTRICTIVE LEGEND. Further, you should place a stop transfer on your records with regard to such certificate.


Dated:_______________                       Very truly yours,

                                            By:_________________________________

                                            Print Name:_________________________

                                            Title:______________________________


cc:      Investor Relations
         Learning Tree International, Inc.
         6053 West Century Boulevard
         Los Angeles, CA 90045-0028

                                 EXHIBIT 3.21

                             FORM OF LEGAL OPINION

Ladies and Gentlemen:

     We have acted as counsel to Learning Tree International, Inc., a Delaware corporation (the "Company"), in connection with the preparation, execution and delivery of certain Stock Purchase Agreements (the "Agreements"), by and between the Company, the individual Sellers named therein, and certain Investors (the "Investors"). This opinion letter is provided to the Investors at the request of the Company pursuant to Section 3.22 of the Agreements. Except as otherwise indicated herein, capitalized terms used in this opinion letter are defined as set forth in the Agreements.

     We have examined certain corporate records, certificates and documents in rendering this opinion. In making such examinations, we have made certain customary assumptions, such as the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the lack of any undisclosed modifications, waivers or amendments to any agreements reviewed by us, the conformity to authentic originals of all documents submitted to us as certified or photostatic copies and the truth and accuracy of factual statements contained in such documents and certificates. Except as expressly set forth herein, we have also assumed that the execution, delivery and performance of any agreements or consents are within the powers of each signatory and have been duly authorized and validly carried out. Our opinions expressed herein are limited to the Federal laws of the United States of America, the laws of the State of California and the corporate laws of the State of Delaware and do not address the laws of any other jurisdiction.

     Based upon and subject to the foregoing and the additional qualifications set forth below, we are of the opinion that:

     1. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own its properties and conduct its business as described in the SEC Reports.

     2. The Company is duly qualified to transact business in all jurisdictions in which the conduct of its business requires such qualification, except where the failure to so qualify is not reasonably expected to have a Materially Adverse Effect. The Shares have been duly authorized and validly issued and (assuming receipt of the purchase price thereof) are fully paid and nonassessable.

     3. To our knowledge, the sale of the Shares pursuant to the Agreements does not violate any currently existing co-sale right, registration right, right of first refusal or other similar right to purchase any shares of Common Stock.

     4. Each of the Company and the Sellers has the corporate or other applicable power and authority to enter into the Agreements, and each of the Sellers has the applicable power and authority to sell and deliver to each Investor such Investor's respective portion of the Shares to be sold and delivered by it pursuant to the Agreements. The Company has the corporate power and authority to register the Shares under the terms of the Agreements.

     5. The Agreements have been duly authorized by all necessary corporate or other applicable action on the part of the Company and each of the Sellers and have been duly executed and delivered by the Company and each of the Sellers and are valid and binding agreements of the Company and each of the Sellers, enforceable in accordance with their terms.

     6. The execution, delivery and performance of the Agreements and the consummation of the transactions therein contemplated do not and will not conflict with or result in a breach of any

Page 3
                  of the terms or provisions of, or constitute a default under, the charter or bylaws of the Company or any agreement or instrument listed as an exhibit in the Company's SEC Reports.

          7. No approval, consent, order, authorization, designation, declaration or filing by or with any regulatory, administrative or other governmental body by the Company or the Sellers is necessary in connection with the execution and delivery of the Agreements and the consummation of the transactions therein contemplated (other than as may be required by federal or state securities laws).

          8. The description of the Common Stock contained in the Company's registration statement on Form 8-A filed under the Exchange Act on December 10, 1995 are accurate.

          9. Assuming that the representations and warranties of the Investors, the Company and the Sellers set forth in the Agreements and the exhibits thereto are true and correct, whose accuracy we have not investigated and therefore cannot confirm, but of which we have no knowledge that they are false, the offer, sale and delivery of the Shares to the Investors, in the manner contemplated by the Agreements, does not need to be registered under the Securities Act, it being understood that no opinion is expressed as to any subsequent resale of any such Shares.

          In addition, we have participated in conferences with officers and other representatives of the Company at which the contents of the SEC Reports were discussed. Although we are not passing upon and have not independently checked or verified the accuracy, completeness or fairness of the statements contained in the SEC Reports, we advise you that we have no knowledge that, as of the date of the Agreements and as of the date hereof, the SEC Reports (not including the financial statements, the notes thereto and related schedules and other financial, statistical and accounting data included or incorporated by reference therein or which should have been included or incorporated by reference therein, as to which we are not called upon to and do not express any opinion), as supplemented and updated by the most recent SEC Reports, contained or contain an untrue statement of a material fact or omitted or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, are not misleading.

          For purposes of the opinions set forth above in paragraph 1 with respect to the good standing and qualification of the Company, we are relying solely upon certificates of good standing from the States of Delaware and California as of September __, 2000 and September __, 2000 respectively (copies of which are attached hereto as Exhibit A). We express no opinion with respect
                                ---------
to such matters beyond the date of such certificates.

          The opinions set forth above in paragraph 5 are subject to and limited by the following:

               (a) the effect of bankruptcy, insolvency, reorganization, moratorium and other similar laws and legal and equitable principles relating to, limiting or affecting the enforcement of creditors' rights generally including, without limitation, preferences and fraudulent conveyances and concepts of materiality, reasonableness, good faith, fair dealing and unconscionability;

               (b) the discretion of courts in awarding equitable remedies (regardless of whether considered in a proceeding in equity or at law), including, but not limited to, specific performance or injunctive relief;

Page 4
               (c) we express no opinion with respect to the enforceability of the choice of law clauses of the Agreements;

               (d) we express no opinion with respect to the enforceability of the indemnification and contribution provisions of the Agreements; and

               (e) we express no opinion as to the application or contravention of Section 548 of the federal Bankruptcy Code and comparable provisions of state law or of any antifraud laws, antitrust or trade regulation laws.

         The opinion set forth above in paragraph 7 is based upon our consideration of only those statutes, rules and regulations which in our experience are normally applicable to transactions such as those contemplated by the Agreements.

         We are relying in part as to certain factual matters on an Officer's and a Trustee's Certificate, copies of which is attached hereto as Exhibits B
                                                                   ----------
and C. We have not undertaken any independent investigation to determine the
-----
existence or nonexistence of such facts, and, except as to the statements made in the paragraph following paragraph 9 and as specifically set forth therein, no inference as to our knowledge of the existence of such facts should be drawn from the fact of our representation of the Company or the Representative in this or other matters. Similarly, whenever our opinion herein with respect to the existence or nonexistence of facts is qualified by the phrase "to our knowledge", or any similar phrase implying a limitation on the basis of knowledge, such phrase means only that the individual attorneys in this firm who devoted substantive attention to the transactions contemplated by the Agreements do not have actual knowledge that the facts as stated herein are untrue. Such persons have not undertaken any investigation to determine the existence or nonexistence of such facts in connection with the preparation of this opinion, and no inference as to the extent of their investigation should be drawn from the fact of our representation of the Company in this or any other instance.

         This opinion letter is rendered solely for your benefit in connection with the Agreements, and may not be relied upon for any other purpose, or furnished to, used, circulated, quoted or referred to by any other person without our prior written consent.

                                                 Sincerely,



                                                 Guth Rothman & Christopher LLP

Page 5
                                    EXHIBIT A

                           Good Standing Certificates
                           --------------------------

                           (see attached documents)

Page 6
                                    EXHIBIT B
                                    ---------

                           CERTIFICATE OF OFFICERS OF
                        LEARNING TREE INTERNATIONAL, INC.
                            IN SUPPORT OF OPINION OF
                         GUTH ROTHMAN & CHRISTOPHER LLP

          The undersigned certify that they are duly elected, qualified and acting officers of Learning Tree International, Inc., a Delaware corporation (the "Company"), and further certify in support of the Opinion of Guth Rothman & Christopher LLP being rendered pursuant to certain Stock Purchase Agreements (the "Agreements") dated as of September 22, 2000 by and between the Company and certain existing Shareholders, on the one hand, and certain purchasers on the other hand. Capitalized terms used, but not defined herein, shall have the meanings given them in the Agreements:

1.   Attached hereto as Exhibit 1 is a true, complete and correct copy of
                        ---------
     resolutions duly adopted by written consents of the Board of Directors on September 19, 2000, approving the terms, conditions and provisions of the Agreements. Said resolutions have not been modified, amended or rescinded and remain in full force and effect as of the date hereof.

2. The individuals who executed and delivered the Agreements are duly elected to the positions set forth opposite their names on each of said documents.

3.   Attached hereto as Exhibit 2 is a true, complete and correct copy of the
                        ---------
     Certificate of Incorporation of the Company as certified by the Delaware Secretary of State. There has been no further amendment to the Certificate of Incorporation since the date of certification attached hereto, and no further amendment has been authorized or approved by the Board of Directors or the stockholders of the Company as of the date hereof.

4.   Attached hereto as Exhibit 3 is a true, complete and correct copy of the
                        ---------
     Bylaws of the Company. Said Bylaws have not been modified, amended or rescinded and remain in full force and effect as of the date hereof.

Dated as of September 22, 2000.

Learning Tree International, Inc.


By: _____________________________              By: _____________________________
         David C. Collins                                Eric R. Garen
         Chief Executive Officer                         President


By: _____________________________              By: _____________________________
         Mary Adams                                      Gary Wright
         Secretary                                       Chief Financial Officer

Page 7
                                    EXHIBIT 1
                                    ---------


       RESOLUTIONS ADOPTED BY WRITTEN CONSENT OF THE BOARD OF DIRECTORS

Page 8
                                    EXHIBIT 2
                                    ---------


                                CERTIFIED COPY OF
                          CERTIFICATE OF INCORPORATION

Page 9
                                    EXHIBIT 3
                                    ---------


                  BYLAWS OF LEARNING TREE INTERNATIONAL, INC.

Page 10
                                    EXHIBIT C
                                    ---------

                           CERTIFICATE OF TRUSTEES OF
                        LEARNING TREE INTERNATIONAL, INC.
                            IN SUPPORT OF OPINION OF
                         GUTH ROTHMAN & CHRISTOPHER LLP

         Each of the undersigned severally certifies that he or she is a duly qualified and acting trustee of the trust(s) for which he or she is listed as a trustee below, and further severally certifies in support of the Opinion of Guth Rothman & Christopher LLP being rendered pursuant to certain Stock Purchase Agreements (the "Agreements") dated as of September 22, 2000 by and between the Learning Tree International, Inc., a Delaware corporation and certain existing shareholders, on the one hand, and certain purchasers on the other hand:

1. the copy of trust agreement previously delivered to Guth Rothman & Christopher LLP for the trust(s) as to which he or she is listed as a trustee below is true, correct and complete, and has not been modified, amended or rescinded and remains in full force and effect as of the date hereof, and that such trust(s) has no other trustees, and that as trustee of such trust(s) he or she has approved the execution of the Agreements.

Dated as of September 22, 2000.

 The Collins Family Foundation              The Garen Family Foundation


 By_________________________________        By_________________________________
        David C. Collins, Trustee                   Eric R. Garen,


 By_________________________________        By_________________________________
        Mary Adams, Trustee                         Nancy Garen, Trustee


 The Collins Charitable Remainder Unitrust #97-1


 By_________________________________
        David C. Collins, Trustee


 By_________________________________
        Mary Adams, Trustee